UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: August 25, 2005

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Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102
Westminster, Colorado	80021
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 — Other Events
Item 8.01 Other Events.
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT
Section 8 — Other Events
Item 8.01 Other Events.
     On August 23, 2005, J. William Freytag, Ph.D., our Chief Executive Officer, President and Chairman, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions by directors, officers and employees. Dr. Freytag’s plan provides for the sale of up to 180,000 shares over an eleven-month period beginning on January 17, 2006. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.
     On August 23, 2005, Michael R. Bristow, M.D., Ph.D., our Chief Science and Medical Officer, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions by directors, officers and employees. Dr. Bristow’s plan provides for the sale of up to 120,000 shares over a six-month period beginning on October 1, 2005. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.
     On August 23, 2005, Michael J. Gerber, M.D., our Senior Vice President of Clinical Development and Regulatory Affairs, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions by directors, officers and employees. Dr. Gerber’s plan provides for the sale of up to 20,000 shares over a two-year period beginning on October 1, 2005. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.
     On August 22, 2005, John R. Julian, our Senior Vice President of Commercial Development, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions by directors, officers and employees. Mr. Julian’s plan provides for the sale of up to 120,000 shares over a six-month period beginning on October 1, 2005. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.
     On August 22, 2005, Joseph L. Turner, our Senior Vice President of Finance and Administration and Chief Financial Officer, adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions by directors, officers and employees. Mr. Turner’s plan provides for the sale of up to 60,000 shares over a twelve-month period beginning on October 15, 2005. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The pre-arranged stock trading plans were adopted in order to allow Dr. Freytag, Dr. Bristow, Dr. Gerber, Mr. Julian and Mr. Turner to sell a portion of their shares of Common Stock (or shares of Common Stock acquired upon exercise of vested stock options) over time as part of their long-term strategies for individual asset diversification and liquidity. The transactions under the plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.
     Rule 10b5-1 allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios over time. Dr. Freytag, Dr. Bristow, Dr. Gerber, Mr. Julian and Mr. Turner, as well as other officers and directors of the Company, may adopt similar plans in the future. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated August 25, 2005

MYOGEN, INC.
By:	/s/ Andrew Dickinson
Andrew Dickinson
Its:	Vice President and General Counsel

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